As filed with the Securities and Exchange Commission on February 25, 2004

                                                     Registration No. 333-105508
--------------------------------------------------------------------------------

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               __________________

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                               __________________

                                    XOMA Ltd.
             (Exact name of registrant as specified in its charter)

            Bermuda                                      52-2154066
(State or other jurisdiction of                       (I.R.S. Employer
 incorporation or organization)                     Identification No.)

                               2910 Seventh Street
                           Berkeley, California 94710
                                 (510) 204-7200
          (Address, including ZIP code, and telephone number, including area code, of registrant's principal executive offices)
                               __________________

                          CHRISTOPHER J. MARGOLIN, ESQ.
                                    XOMA Ltd.
                               2910 Seventh Street
                           Berkeley, California 94710
                                 (510) 204-7292
    (Name, address, including ZIP code, and telephone number, including area code, of agent for service)
                               __________________

                                    Copy to:
                           GEOFFREY E. LIEBMANN, ESQ.
                             CAHILL GORDON & REINDEL
                                 80 Pine Street
                            New York, New York 10005
                                 (212) 701-3000
                               __________________

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.

Explanatory Note

     Pursuant to a Registration Statement on Form S-3 (Registration No. 333-105508) ("Registration Statement"), XOMA Ltd., a Bermuda company (the "Registrant"), registered 6,000,000 of its common shares. The Registration Statement was declared effective on June 6, 2003.

     The purpose of this Post-Effective Amendment to the Registration Statement is to deregister and remove from registration the 3,184,097 common shares previously registered on the Registration Statement that remain unsold. This action is caused by the Registrant's renegotiation of certain material provisions of the agreements by which the investor has obligated itself to purchase common shares of the Registrant and for which the Registration Statement was filed. The Registrant anticipates filing a new registration statement on Form S-3 which reflects the new terms of the agreements.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Berkeley, State of California, on February 25, 2004.


                                     XOMA LTD.



                                     By:  /s/ John L. Castello
                                         ---------------------------------
                                         Name:    John L. Castello
                                         Title:   Chairman of the Board,
                                                  President and Chief
                                                  Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



               Signature                                     Title                                 Date
               ---------                                     -----                                 ----

                                         Chairman of the Board, President and Chief         February 25, 2004
                                         Executive Officer (Principal Executive
/s/ John L. Castello                     Officer)
-------------------------------------
John L. Castello
                                         Chief Scientific and Medical Officer and           February 25, 2004
                    *                    Director
-------------------------------------
Patrick J. Scannon
                                         Vice President, Finance and Chief Financial        February 25, 2004
                                         Officer (Principal Financial and Accounting
                    *                    Officer)
-------------------------------------
Peter B. Davis

                    *                    Director                                           February 25, 2004
-------------------------------------
James G. Andress

                    *                    Director                                           February 25, 2004
-------------------------------------
William K. Bowes, Jr.

                    *                    Director                                           February 25, 2004
-------------------------------------
Arthur Kornberg

                    *                    Director                                           February 25, 2004
-------------------------------------
Steven C. Mendell


                    *                    Director                                           February 25, 2004
-------------------------------------
W. Denman Van Ness

                    *                    Director                                           February 25, 2004
-------------------------------------
Patrick J. Zenner



*  By: /s/  Christopher J.Margolin
       ------------------------------
         Christopher J. Margolin,
         Attorney-in-Fact



                                      S-2